Exhibit 5.1

[LETTERHEAD OF LATHAM & WATKINS]

         October 23, 2002

IDEX Corporation
630 Dundee Road
Northbrook, Illinois 60062

     Re:    IDEX Corporation
               Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is rendered in connection with the filing by IDEX Corporation, a Delaware corporation (the “Company”), of Amendment No. 1 to its Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the offer and sale by the selling shareholder named in the Registration Statement (the “Offering”) of up to 1,350,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”). We have acted as special counsel to the Company in connection with the preparation of the Registration Statement.

     In our capacity as such counsel, we are generally familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of all such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the effective date of the Registration Statement, the Shares will have been duly authorized and validly issued and will be fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ LATHAM & WATKINS